UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2007	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into Material Definitive Agreement.

On December 6, 2007, the stockholders of Comtech Telecommunications Corp. (the “Company”), voting at the Company’s Annual Meeting of Stockholders, approved the amendment to the Company’s 2000 Stock Incentive Plan (the “Plan”) increasing the number of shares of the Company’s Common Stock subject to awards under the Plan or with respect to which awards may be granted by 850,000. The amended and restated Plan is filed herewith as Exhibit 10.

Item 8.01 Other Events.

Also at the Company’s Annual Meeting of Stockholders, the stockholders of the Company (i) reelected Fred Kornberg and Edwin Kantor as directors for three-year terms ending in 2010; (ii) elected Robert G. Paul as director for a two-year term ending in 2009; (iii) approved an amendment to the Company’s By-Laws to permit direct registration of uncertificated shares of capital stock in accordance with the requirements of the NASDAQ Stock Market; and (iv) ratified the selection of KPMG LLP as the Company’s registered independent public accounting firm for its 2008 fiscal year. The amended and restated By-Laws of the Company are filed herewith as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

3(ii)	Amended and Restated By-Laws of Comtech Telecommunications Corp.

10	Amended and Restated Comtech Telecommunications Corp. 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: December 6, 2007
	By:	/s/ Michael D. Porcelain

Name: Michael D. Porcelain
Title: Senior Vice President
and Chief Financial Officer